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                                                                    Exhibit 21.1

                                  SUBSIDIARIES
                       OF GLOBAL TELESYSTEMS (EUROPE) LTD.
                            (as of December 31, 1999)


         COMPANY NAME                                              COUNTRY
         ------------                                              -------

Esprit Telecom Networks, Ltd.                                   United Kingdom
Global TeleSystems (Jersey) Ltd.                                Jersey
Global TeleSystems (UK) Limited                                 United Kingdom
Esprit Telecom Holdings Ltd.                                    United Kingdom
Esprit Telecom Europe B.V.                                      Netherlands
Esprit Telecom France SA                                        France
Omnicom SA                                                      France
Global TeleSystems (Deutschland) GmbH                           Germany
Global TeleSystems Technical Services GmbH                      Germany
Global TeleSystems Netzwerk GmbH & Co Kg                        Germany
Global TeleSystems (Nederland) BV                               Netherlands